 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-280468
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2024)

JBG SMITH DIRECT
2,000,000 Common Shares of Beneficial Interest

This prospectus supplement describes JBG SMITH Properties’ (“JBG SMITH” or the “Company”) convenient direct dividend reinvestment and share purchase program (“JBG SMITH Direct”), available for new investors to make initial investments in JBG SMITH common shares, and for existing shareholders to increase their holdings of JBG SMITH common shares.
You can participate in JBG SMITH Direct if you own our common shares. If you do not own our common shares, you can become a participant by making an initial purchase through JBG SMITH Direct with a minimum investment of $250.
Program highlights include:
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Purchasing shares weekly and selling shares daily;

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Reinvesting dividends automatically at no cost;

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Buying additional JBG SMITH Direct shares by check or automatic deduction from your U.S. bank account; and

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Transferring and selling JBG SMITH Direct shares easily without certificates.

This prospectus supplement relates to 2,000,000 JBG SMITH common shares of beneficial interest, par value $0.01 per share, to be offered for purchase under the program, which we refer to herein as “JBG SMITH shares.” All references in this prospectus supplement to “common shares” are to JBG SMITH common shares of beneficial interest, par value $0.01 per share. References to “shareholders” are to individuals or entities that hold JBG SMITH common shares. The term “new investor” refers to an individual or entity that does not hold JBG SMITH common shares prior to becoming a participant in JBG SMITH Direct.
Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “JBGS.” The last reported sale price of our common shares on the NYSE on June 25, 2024 was $14.82 per share. Please read this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference carefully and keep them and all account statements for future reference. If you have any questions about the program, please call Equiniti Trust Company, LLC (“Equiniti”), the program administrator, toll-free at 1-800-468-9716. Customer service representatives are available between the hours of 8:30 a.m. and 5:00 p.m. Eastern time, Monday through Friday. You may also contact Equiniti via the Internet. Equiniti’s Internet/website address is https://equiniti.com/us/public/transfer-agent-services.
The JBG SMITH shares being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of principal. The payment of dividends by JBG SMITH is discretionary and dividend payments may increase or decrease at the discretion of JBG SMITH’s board of trustees.
You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement before you invest in any of these securities.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
This prospectus supplement is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.
The date of this prospectus supplement is June 26, 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
You should rely only on the information provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “JBG SMITH,” “the Company,” “we” and “us” refer to JBG SMITH Properties, a Maryland real estate investment trust and all entities owned or controlled by us, except where it is clear that the term means only JBG SMITH Properties. The term “you” refers to a prospective investor.
References to our “common shares” refer to the common shares of beneficial interest, $0.01 par value per share, of JBG SMITH Properties.

SUMMARY OF JBG SMITH DIRECT
The following summary of JBG SMITH Direct may omit information that may be important to you. You should carefully read the entire text of JBG SMITH Direct contained in this prospectus supplement and the accompanying prospectus before you decide to participate in JBG SMITH Direct.
Enrollment
You can participate in JBG SMITH Direct if you currently own JBG SMITH shares. You may participate in JBG SMITH Direct by completing a shareholder enrollment form and submitting it to Equiniti, JBG SMITH Direct’s administrator. Please see Question 5 for more detailed information.
Initial Investment
If you do not own any JBG SMITH shares, you can participate in JBG SMITH Direct by making an initial purchase of our common shares through JBG SMITH Direct with a minimum initial investment of $250. Please see Question 7 for more detailed information.
Reinvestment of Dividends and Distributions
If you are a shareholder, you can reinvest all or a portion of your cash dividends in additional common shares. Please see Question 8 for more detailed information.
Optional Cash Investments
As a participant in JBG SMITH Direct, you can purchase additional common shares by investing a minimum of $100 and a maximum of $300,000 per year. You can either pay by check or authorize one or more electronic transfers from your account at a U.S. bank or financial institution. Please see Question 11 for more detailed information.
Source of Shares
Equiniti will purchase our common shares directly from us as newly issued common shares, in the open market or in privately negotiated transactions with third parties. Please see Question 13 for more detailed information.
Purchase Price
The purchase price for our common shares under JBG SMITH Direct depends on whether Equiniti obtains your common shares by purchasing them directly from JBG SMITH or in the open market. Please see Question 15 for more detailed information.
Tracking Your Investments
As a JBG SMITH Direct participant you will receive periodic statements showing the details of each transaction and the share balance in your JBG SMITH Direct account. Please see Question 33 for more detailed information.
JBG SMITH Direct Administrator
We have appointed Equiniti to administer JBG SMITH Direct. Please see Question 24 for more detailed information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference may include forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus supplement. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings under the Exchange Act.
For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus supplement involves risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024 (the “2023 Form 10-K”), which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. If any of these risks were to occur, our business, prospects, financial condition, results of operations, cash flow, and the ability to make distributions to our shareholders could be materially and adversely affected, and you could lose all or part of your investment. Some statements in this prospectus supplement, including the risk factors incorporated by reference, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements” for additional information regarding these forward-looking statements.

OUR COMPANY
JBG SMITH, a Maryland real estate investment trust, owns, operates, invests in and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, D.C., most notably National Landing. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, D.C. metropolitan area. Placemaking involves strategically mixing high-quality multifamily and commercial buildings with anchor, specialty and neighborhood retail in a high density, thoughtfully planned and designed public space. Through this process, we create synergies, and thus value, across those varied uses leading to unique, amenity-rich, walkable neighborhoods that are desirable and enhance tenant and investor demand. Approximately 75.0% of our holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon.com, Inc.’s new headquarters; Virginia Tech’s under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and our deployment of 5G digital infrastructure. In addition, our third-party asset management and real estate services business provides fee-based real estate services to the legacy funds formerly organized by The JBG Companies and other third parties. Substantially all our assets are held by, and our operations are conducted through, JBG SMITH Properties LP (“JBG SMITH LP” or the “Operating Partnership”), our operating partnership. As of March 31, 2024, JBG SMITH, as its sole general partner, controlled JBG SMITH LP and owned 87.6% of its common limited partnership units (“OP Units”). JBG SMITH is hereinafter referred to as “we,” “us,” “our” or other similar terms. References to “our share” refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures.
We were organized for the purpose of receiving, via the spin-off on July 17, 2017, substantially all of the assets and liabilities of Vornado Realty Trust’s Washington, D.C. segment. On July 18, 2017, we acquired the management business, and certain assets and liabilities of JBG.
As of March 31, 2024, our operating portfolio consisted of 41 operating assets comprising 15 multifamily assets totaling 6,318 units (6,318 units at our share), 24 commercial assets totaling 7.5 million square feet (7.2 million square feet at our share) and two wholly owned land assets for which we are the ground lessor. Additionally, we have two under-construction multifamily assets with 1,583 units (1,583 units at our share) and 18 assets in the development pipeline totaling 11.3 million square feet (9.3 million square feet at our share) of estimated potential development density. References to “our share” refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings, (iii) 49.0% interest in three commercial buildings and (iv) 9.9% interest in The Foundry, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.
Corporate Information
We are a Maryland real estate investment trust. The address of our principal executive office is 4747 Bethesda Avenue Suite 200, Bethesda, Maryland 20814. The telephone number for our principal executive office is (240) 333-3600.
We also maintain a website at https://www.jbgsmith.com. Our website and the information contained therein or connected thereto is not deemed to be incorporated herein, and you should not rely on any such information in making any investment decision.

INFORMATION ABOUT THE PROGRAM
The following questions and answers explain and constitute the governing document for JBG SMITH Direct.
Purpose
1. What is JBG SMITH Direct?
JBG SMITH Direct is a convenient direct share purchase and dividend reinvestment program available for new investors to make an initial investment in JBG SMITH shares, and for existing shareholders to increase their holdings of JBG SMITH shares. Participants in the program may elect to have dividends automatically reinvested in JBG SMITH shares and/or to make optional cash investments through the program administrator, Equiniti.
Participation in JBG SMITH Direct is entirely voluntary, and we give no advice regarding your decision to join the program. However, if you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Equiniti at the address listed in Question 24.
2. What options are available under the program?
JBG SMITH Direct allows participants to:
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open a program account with an initial investment of as little as $250 by check, or by authorizing automatic deductions from a U.S. bank account;

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have all or part of the dividends on your JBG SMITH shares automatically reinvested in additional JBG SMITH shares at no cost to you;

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increase holdings of JBG SMITH shares under the program by making additional investments of as little as $100, up to a maximum of $300,000 per year, including the option of making automatic purchases by authorizing deductions from a U.S. bank account;

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purchase JBG SMITH shares in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your JBG SMITH Direct account;

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make gifts of shares to family members and others at no cost by transferring JBG SMITH shares to another account, new or old, or by making an initial investment; and

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receive regular statements indicating activity in your program account.

Please refer to Question 8 for additional information regarding dividend options and to Question 11 for further information regarding the methods for making additional cash investments.
Please retain all account statements for your records. The statements contain important tax and other information.
Eligibility and Enrollment
3. Who is eligible to participate in JBG SMITH Direct?
New Investors: If you do not currently own any JBG SMITH shares, you can participate in JBG SMITH Direct by making an initial purchase of common shares through JBG SMITH Direct with a minimum investment of $250.
Record Owners: You are a record owner if you own common shares that are registered in your name with JBG SMITH’s transfer agent, Equiniti. If you are a record owner, you may participate directly in any or all of the features of JBG SMITH Direct.
Beneficial Owners: You are a beneficial owner if you own common shares that are registered in the name of a financial intermediary (i.e., broker, bank or other nominee). If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, (ii) enroll in the program in the same manner as someone who is not currently a JBG SMITH shareholder with a minimum investment of $250 or (iii) coordinate your dividend reinvestment through the broker, bank or other nominee in whose name your common shares are held.
All U.S. citizens are eligible to participate in JBG SMITH Direct, whether or not they are currently JBG SMITH shareholders.
If you are not a U.S. citizen, you can participate in JBG SMITH Direct provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of JBG SMITH Direct. JBG SMITH reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.
4. Are there fees associated with participation?
There is no cost to you for reinvesting your dividends. JBG SMITH will pay all fees for dividend reinvestments and the annual maintenance cost for your account.
There is no fee for purchasing shares with optional cash investments by check or with automatic investments and there is no enrollment fee for joining JBG SMITH Direct. However, each participant will pay a pro rata per share broker’s commissions incurred in connection with open-market purchases (currently, $0.05 per share which will be deducted from your optional cash investment funds).
If you instruct Equiniti to sell any of your JBG SMITH shares, you will be charged a service fee of $15.00 plus a $0.12 per share broker’s commission, which will be deducted from the proceeds derived from the sale. See Question 20 for more information.
5. How does a JBG SMITH shareholder enroll in the program?
If you are already a JBG SMITH shareholder of record (that is, if you own JBG SMITH shares that are registered in your name, not your broker’s) but you are not enrolled in JBG SMITH Direct, you may enroll in the program simply by completing and returning the enclosed shareholder enrollment form to Equiniti or by enrolling online through Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services. You may obtain additional shareholder enrollment forms at any time upon request to Equiniti.
6. I already own JBG SMITH shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?
Yes. To become a participant, you may choose from among the following options:
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If you are a beneficial owner of JBG SMITH shares registered in the name of a financial intermediary (for example, a bank or a broker), you may participate in JBG SMITH Direct by directing your financial intermediary to re-register at least one JBG SMITH share directly in your name. You need to re-register in your name as many shares as you wish to have dividends reinvested from. You may then enroll in the program as a registered shareholder, without having to make an initial investment. Simply complete the shareholder enrollment form or enroll online as described in Question 5.

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You may enroll in the program in the same manner as someone who is not currently a JBG SMITH shareholder, as described in Question 7.

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You can coordinate your dividend reinvestment through the broker, bank or other nominee in whose name your common shares are held.

7. I am not currently a JBG SMITH shareholder. How do I enroll in JBG SMITH Direct?
If you do not currently own JBG SMITH shares and you wish to become a shareholder and a participant in JBG SMITH Direct, you may enroll in the program by completing an initial enrollment form and making an initial investment of at least $250. To make your initial investment, you may:

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enroll by mail. You may include with your initial enrollment form a check made payable to “Equiniti — JBG SMITH Properties” in an amount equal to at least $250, up to a maximum of $300,000. Alternatively, you may authorize monthly recurring automatic deductions of at least $100 per transaction from your account at a U.S. bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Equiniti by telephone, Internet, or in writing that the automatic deductions are to stop. Equiniti’s Internet address is https://equiniti.com/us/public/transfer-agent-services. A direct debit authorization form is included with the initial enrollment form.

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enroll online at https://equiniti.com/us/public/transfer-agent-services. You will be asked to complete an online enrollment form and authorize a one-time debit from your U.S. bank or financial institution account for at least $250, up to a maximum of $300,000. Alternatively, you may authorize monthly recurring automatic deductions of at least $100 per transaction from your account at a U.S. bank or financial institution for at least three consecutive purchases, up to a maximum of $300,000 per year. Automatic deductions will continue indefinitely, beyond the initial three purchases, until you notify Equiniti by telephone, Internet, or in writing that the automatic deductions are to stop.

Dividend Reinvestment Options
8. What are the dividend options?
As a participant in the program, you may elect to reinvest all, part or none of the dividends on your JBG SMITH shares for the purchase of additional JBG SMITH shares. The options available to you are as follows:
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Full Dividend Reinvestment. If you select this option, Equiniti will apply all of your dividends on all JBG SMITH shares registered in your name toward the purchase of more JBG SMITH shares.

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Partial Dividends Paid in Cash (Partial Reinvestment). If you select this option, Equiniti will pay you dividends in cash on the number of JBG SMITH shares that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more JBG SMITH shares.

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All Dividends Paid in Cash (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or direct deposit (at your option) for all of your cash dividends.

The dates on which dividends will be reinvested are described in Question 14. Equiniti will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing and submitting a new enrollment form, by contacting Equiniti directly at 1-800-468-9716 or by accessing your program account through the Internet at Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 11.
9. How may I change my dividend reinvestment option or discontinue reinvesting my dividends?
You may change dividend reinvestment options by instructing Equiniti in writing at its address listed in Question 24, by submitting to Equiniti a new election on an enrollment form, or by accessing your program account through the Internet at Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services. To be effective for a specific dividend, any change must be received by Equiniti before the record date for that dividend. See Question 14 for information regarding record dates.
You may discontinue reinvestment of cash dividends at any time by calling Equiniti directly at 1-800-468-9716 or writing to Equiniti or by accessing your program account through the Internet at Equiniti’s website at https://equiniti.com/us/public/transfer-agent-services. If Equiniti receives your request to discontinue dividend reinvestment shortly before, on, or shortly after a record date for a dividend, Equiniti may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Equiniti may sell the JBG SMITH shares purchased and send the proceeds to you, less any service fee, applicable processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any JBG SMITH shares credited to your account under JBG SMITH Direct will continue to be held in book-entry form. Dividends on any JBG SMITH shares held in book-entry form will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10.
10. May I receive dividend payments by direct deposit?
Yes. Through the program’s direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your account at a U.S. bank or financial institution on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Equiniti an authorization for electronic direct deposit form. You may obtain this form by calling Equiniti directly at 1-800-468-9716. You may also elect direct deposit online at https://equiniti.com/us/public/transfer-agent-services.
Authorization for electronic direct deposit forms will be processed and will become effective as promptly as practicable after receipt of the form by Equiniti. You may change your designated U.S. bank account for direct deposit or discontinue this feature at any time by submitting to Equiniti a new authorization for electronic direct deposit form, by written instruction to Equiniti or online.
Optional Cash Investments
11. How do I make an additional investment?
You may make optional cash investments by choosing among the following options:
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Check Investment. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in JBG SMITH shares by sending to Equiniti a check for the purchase of additional shares. The check must be made payable to “Equiniti Trust Company, LLC” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Equiniti will not accept cash, traveler’s checks, money orders, or third party checks for optional cash investments. All checks should be sent to Equiniti at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

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One-time Online Bank Debit. You may make optional cash investments of at least $100, up to a maximum of $300,000 per year, in JBG SMITH through Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services, and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash investment funds will be held by Equiniti for three banking business days before they are invested. Please refer to the online confirmation for the account debit date and investment date.

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Monthly Recurring Automatic Investment from a U.S. Bank Account. As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may elect the automatic deduction option by accessing your program account through the Internet at Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services. You may also elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Equiniti, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through Equiniti. Your direct debit authorization form will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or discontinue automatic deductions by completing and submitting to Equiniti a new authorization form for automatic deductions. As an alternative, you may also change or discontinue your automatic monthly deductions by accessing your program account through the Internet at Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services.. To be effective for a particular investment date, Equiniti must receive your new instructions at least six business days before the investment date. See Question 14 for more information regarding investment dates.
12. What are the minimum and maximum amounts for additional investments?
In addition to increasing your holdings of JBG SMITH shares through the reinvestment of dividends, you may make optional cash investments in JBG SMITH shares at any time. Your optional cash investment must be at least $100, up to a maximum of $300,000 per year. Whether participating through the use of a check, online debit or through the monthly recurring automatic deduction feature, the $100 minimum per transaction applies. If you are not a JBG SMITH shareholder and are a first-time investor in the program, your initial investment must be for at least $250 (or, if you wish to authorize automatic deductions, you must authorize at least three consecutive purchases of at least $100 per transaction). See Question 7 for additional information regarding an initial investment.
Optional cash investments will be returned to you upon your request, provided that Equiniti receives your request at least two business days prior to the investment date.
Common Share Purchases
13. What is the source of JBG SMITH shares purchased through the program?
At JBG SMITH’s option, shares may be purchased in the open market through a registered broker-dealer or directly from JBG SMITH or in privately negotiated transactions with third parties. Share purchases in the open market may be made on any stock exchange where JBG SMITH shares are traded or on terms as Equiniti may reasonably determine. Neither JBG SMITH nor any participant will have any authority or power to direct the date, time or price at which JBG SMITH shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.
14. When will JBG SMITH shares be purchased under the program?
General.   Direct purchases from JBG SMITH of authorized but unissued JBG SMITH shares will be made on the relevant “investment date” as described below. Purchases on the open market will begin on the investment date and generally will be completed the same day, but if market conditions do not permit, the purchases will be completed no later than 30 days from that date, except where completion at a later date is necessary or advisable under any applicable federal securities laws.
Optional Cash Investments.   Equiniti will normally invest any initial and additional cash investments by check, one-time online debit or by automatic deductions from a U.S. bank account, toward the purchase of JBG SMITH shares no later than five business days after receipt of the investment. Equiniti will determine the actual investment date for initial and additional cash investments.
Dividend Reinvestments.   The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the NYSE is closed, the investment date will be the next day that the NYSE is open. If Equiniti receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend.
If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date.
15. At what price will JBG SMITH shares be purchased?
For JBG SMITH shares purchased on the open market, Equiniti may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At Equiniti’s discretion these batches may be combined and executed by its broker. Equiniti may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, Equiniti’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with funds contributed, dividends or both, shall be the weighted average price of the specific batch for such shares purchased by Equiniti’s broker on that investment date.
For JBG SMITH shares purchased directly from JBG SMITH, the price will be the closing price of the JBG SMITH shares as reported on the New York Stock Exchange Composite Transactions list for that investment date. If no trading in JBG SMITH shares occurs on the NYSE for that date, JBG SMITH will determine your price per share on the basis of market quotations as JBG SMITH deems appropriate.
16. Will fractional JBG SMITH shares be purchased?
Yes. If any dividend or optional cash investment is not sufficient to purchase a whole JBG SMITH share, a fractional JBG SMITH share equivalent will be credited to your account. All fractional JBG SMITH shares are rounded to six decimal places.
17. How are payments with “insufficient funds” handled?
In the event that any check or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Equiniti will consider the request for investment of that purchase null and void and will immediately remove from your account any JBG SMITH shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Equiniti may sell additional JBG SMITH shares from your account as necessary to satisfy the uncollected balance. There is a fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Equiniti through the sale of the number of JBG SMITH shares from your JBG SMITH Direct account necessary to satisfy the fee.
18. Will interest be paid on the program accounts?
No. Interest will not be paid on amounts held pending investment.
19. Who will hold the additional JBG SMITH shares purchased through JBG SMITH Direct?
JBG SMITH shares purchased through JBG SMITH Direct are credited in book-entry form to your account on Equiniti’s records. The number of JBG SMITH shares (including fractional interests) credited to your account will be shown on each account statement.
Sale and Transfer of Shares
20. How may I sell JBG SMITH shares I hold through JBG SMITH Direct?
You can sell some or all of the shares held in your JBG SMITH Direct account at any time by contacting Equiniti and submitting a sale request. See Question 24 for more information on how to contact Equiniti. A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Equiniti will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sales requests received in writing will be submitted as batch order sales. Equiniti will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sales requests, Equiniti may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by Equiniti’s broker for each aggregate order placed by Equiniti and executed by the broker, less a service fee of $15.00 and a processing fee of $0.12 per share sold.

Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled. You should be aware that the price of JBG SMITH common shares may rise or fall during the period between a request for sale, its receipt by Equiniti, and the ultimate sale on the open market. Instructions for a batch order are binding and may not be rescinded. Equiniti may, for various reasons, require a transaction request to be submitted in writing. Please contact Equiniti to determine if there are any limitations applicable to your particular sale request.
Equiniti reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which JBG SMITH shares for the program are sold, and no one, other than Equiniti, will select the broker(s) or dealer(s) through or from whom sales are to be made.
21. Can I transfer JBG SMITH shares that I hold in the program to someone else?
Yes. You may transfer ownership of some or all of your JBG SMITH shares held through JBG SMITH Direct. You may obtain information about transferring your shares Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services, which will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. Alternatively, you may call Equiniti at 1-800-468-9716 for complete transfer instructions. You will be asked to send to Equiniti written transfer instructions. Your signature on the written transfer instructions must be “Medallion Signature Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Signature Guarantee program. The Medallion Signature Guarantee program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.
You may transfer JBG SMITH shares to new or existing JBG SMITH record shareholders. However, if you transfer less than one whole share, a new JBG SMITH Direct account may not be opened for the transferee. If the transferee is not already a participant in JBG SMITH Direct and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program under the full reinvestment option unless you specify differently. After the transfer has been made, the transferee may change the investment option as described in Question 9.
Termination of Participation
22. How would I terminate my participation in JBG SMITH Direct?
You may terminate your participation in JBG SMITH Direct at any time by giving notice to Equiniti. To be effective for any given dividend payment, Equiniti must receive notice before the record date for such dividend payment. If Equiniti receives your request to discontinue dividend reinvestment shortly before, on, or shortly after a record date for a dividend, Equiniti may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Equiniti may sell the JBG SMITH shares purchased and send the proceeds to you, less any service fee, applicable processing fee and any other costs of sale. After processing your request to discontinue dividend reinvestment, any JBG SMITH shares credited to your account under JBG SMITH Direct will continue to be held in book-entry form. Dividends on any JBG SMITH shares held in book-entry form, and on any JBG SMITH shares you hold in certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10.
Upon termination of your JBG SMITH Direct account, at your request you can either continue to have Equiniti hold your whole shares in your account in book-entry form or you can receive a receive a certificate for the whole shares held for you under JBG SMITH Direct. In both instances you will receive cash payment in the form of a check for any remaining fractional JBG SMITH share. That cash payment will be based upon the then-current market price of JBG SMITH shares, less any service fee, any applicable processing fee and any other costs of sale. Issuance of certificates may be subject to an additional fee. Please contact Equiniti to determine if there is a certificate issuance fee. After Equiniti terminates your account, future dividends will be sent directly to you by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 10. Alternatively, if you so direct, Equiniti will sell all whole and fractional shares in your JBG SMITH Direct account. See Question 20 for more information.

Rejoining the Plan After Withdrawal.   After you withdraw from JBG SMITH Direct, you may rejoin JBG SMITH Direct at any time by enrolling online, or by filing a new enrollment form with Equiniti, and otherwise complying with the terms of JBG SMITH Direct. However, the JBG SMITH or Equiniti has the right to reject the enrollment form if you repeatedly join and withdraw from the JBG SMITH Direct, or for any other reason. Equiniti’s exercise of this right is intended to minimize unnecessary administrative expenses and to encourage use of the JBG SMITH Direct as a long-term shareholder investment service.
Other Information
23. I’ve just moved. How can I request a change of address or update other personal data?
It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Equiniti at 1-800-468-9716 or write to Equiniti at the address listed in Question 24. You may also update your personal information through Equiniti’s website, https://equiniti.com/us/public/transfer-agent-services.
24. Who administers JBG SMITH Direct? How do I contact them?
Equiniti Trust Company, LLC directs the purchase of and credits participants’ accounts with JBG SMITH shares acquired under the program, keeps records, sends statements of account activity to participants and performs other related duties.
You may contact Equiniti by writing to:
JBG SMITH Direct
Equiniti Trust Company, LLC
55 Challenger Road 2nd floor
Ridgefield Park, NJ 07660
All communications related to transactions under the plan should be directed to the plan administrator at the following address:
JBG SMITH Direct
Equiniti Trust Company, LLC
PO Box 10027
Newark, NJ 07101
You may also contact Equiniti at 1-800-468-9716 or via the Internet. Equiniti’s Internet address is https://equiniti.com/us/public/transfer-agent-services. Messages sent via the Internet will be responded to promptly. At Equiniti’s website, you can access your JBG SMITH share balance, transfer JBG SMITH shares, sell JBG SMITH shares, request a JBG SMITH share certificate, and obtain online forms and other information about your account.
25. What if JBG SMITH issues a JBG SMITH share dividend or declares a JBG SMITH share split?
Any JBG SMITH share dividends or split JBG SMITH shares distributed by JBG SMITH on JBG SMITH shares credited to your account or on JBG SMITH shares held by you in the form of certificates will be credited to your account. You will receive a statement indicating the number of JBG SMITH shares or dividends earned as a result of the transaction.
26. How do I vote my JBG SMITH Direct shares at shareholders’ meetings?
In connection with any meeting of JBG SMITH shareholders, you will receive proxy materials, including a proxy card representing both the JBG SMITH shares for which you hold physical certificates and the whole shares held in book-entry form in your JBG SMITH Direct account. Fractional JBG SMITH shares will not be voted.
27. How will JBG SMITH interpret and regulate JBG SMITH Direct and can JBG SMITH Direct be changed?
We may interpret, regulate and take any other action in connection with JBG SMITH Direct that we deem reasonably necessary in our sole discretion to carry out JBG SMITH Direct. As a participant in JBG SMITH Direct, you will be bound by any actions taken by us or Equiniti.

While JBG SMITH Direct is intended to continue indefinitely, JBG SMITH reserves the right to suspend or terminate the program at any time. JBG SMITH also reserves the right to make modifications to the program. Enrolled participants will be notified of any such suspension, termination or modification.
28. Can my JBG SMITH Direct account be terminated?
Equiniti may terminate your JBG SMITH Direct account if you do not own at least one whole JBG SMITH share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional JBG SMITH share based upon the then-current market price, less any service fee, any processing fee and any other costs of sale will be sent to you and your account will be closed.
Any questions of interpretation that may arise under the program will be determined by JBG SMITH and JBG SMITH’s determination will be final.
29. Are there any risks associated with JBG SMITH Direct?
Your investment in common shares purchased under JBG SMITH Direct is no different from any investment in JBG SMITH shares that you hold directly. Neither we nor Equiniti can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under JBG SMITH Direct. See “Risk Factors.”
30. What are the responsibilities of JBG SMITH and Equiniti under the program?
Neither JBG SMITH nor Equiniti will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of the deceased, the prices at which JBG SMITH shares are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of JBG SMITH shares.
Although JBG SMITH currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of JBG SMITH’s board of trustees and will depend upon future earnings, financial condition and other factors.
31. What are the federal income tax consequences of participating in the program?
A summary of the material U.S. federal income tax consequences of a shareholders’ participation in JBG SMITH Direct is set forth under the header “Material U.S. Federal Income Tax Consequences” in Item 9B of our 2023 Form 10-K, and incorporated by reference in this prospectus supplement. As discussed under the caption “Information Incorporated by Reference,” we will incorporate by reference into this prospectus additional documents that we may file with the SEC under Section13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We expect that future SEC filings under the Exchange Act will include summaries of material U.S. federal income tax consequences that will supersede and replace entirely all earlier such summaries. The summary in our Annual Report on Form 10-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from participation in JBG SMITH Direct. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in JBG SMITH Direct and your subsequent sale of shares acquired pursuant to JBG SMITH Direct.
32. Where will notices be sent?
Equiniti will address all of its notices to you at your last known address. You should notify Equiniti promptly, in writing, of any change of address.

33. What reports will I receive?
Easy to read statements of your calendar year-to-date account activity will be sent to you after each transaction, which will simplify your record keeping. Each account statement will show the amount invested, the purchase or sale price, the number of JBG SMITH shares purchased or sold and any applicable fees, as well as any activity associated with JBG SMITH share deposits or certificated withdrawals. Please notify Equiniti promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of JBG SMITH shares, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required.
Please retain all account statements for your records. The statements contain important tax and other information.
34. What law governs JBG SMITH Direct?
The laws of the State of Maryland govern JBG SMITH Direct.

USE OF PROCEEDS
JBG SMITH will receive proceeds from the sale of common shares that Equiniti purchases directly from us. We will not receive proceeds from the sale of common shares that Equiniti purchases in the open market. We intend to use the proceeds of the sale of any newly issued common shares issued under JBG SMITH Direct for general corporate purposes, which may include paying down indebtedness, and funding our under-construction assets and future development opportunities and acquisitions. As of March 31, 2024, our revolving credit facility bore interest at a weighted average effective rate of 6.79% per annum and had no outstanding borrowings. Our revolving credit facility matures in June 2027. As of March 31, 2024, borrowings under our Tranche A-1 term loan bore interest at an effective rate of 2.7% per annum and totaled $200 million. Our Tranche A-1 term loan matures in January 2025. As of March 31, 2024, borrowings under our Tranche A-2 term loan bore interest at an effective rate of 3.58% per annum and totaled $400 million. Our Tranche A-2 term loan matures in January 2028. As of March 31, 2024, borrowings under our 2023 term loan bore interest at an effective rate of 5.31% per annum and totaled $120 million. Our 2023 term loan term loan matures in June 2028.
Since the price of the common shares offered under JBG SMITH Direct is based on future market prices, we are unable to make an advance determination of the price at which common shares will be sold to JBG SMITH Direct participants or the proceeds of such sale.

PLAN OF DISTRIBUTION
Except to the extent Equiniti purchases JBG SMITH shares in open market transactions, JBG SMITH will sell JBG SMITH shares acquired under JBG SMITH Direct directly to you through Equiniti. JBG SMITH shares acquired pursuant to JBG SMITH Direct may be resold in market transactions on any national securities exchange on which JBG SMITH shares trade or in privately negotiated transactions. JBG SMITH shares are currently listed on the NYSE under the trading symbol “JBGS.”
JBG SMITH may sell JBG SMITH shares through JBG SMITH Direct to persons (including brokers or dealers) who, in connection with the resale of JBG SMITH shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. The difference between the price such persons who may be deemed to be underwriters pay JBG SMITH for JBG SMITH shares acquired under JBG SMITH Direct and the price at which such JBG SMITH shares are resold, may be deemed to constitute underwriting commissions received by such persons in connection with such transactions. JBG SMITH will not give any person any rights or privileges other than those that the person would be entitled to as a participant in JBG SMITH Direct. JBG SMITH will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of JBG SMITH shares.
Subject to the availability of JBG SMITH shares registered for issuance under JBG SMITH Direct, there is no total maximum number of JBG SMITH shares that can be issued pursuant to JBG SMITH Direct. Except for the specific fees described in Question 4 of this prospectus supplement, you are not required to pay any transaction fees, service fees, processing fees or other charges, in connection with the purchase of JBG SMITH shares under JBG SMITH Direct. You will only have to pay fees in connection with your voluntary sale of JBG SMITH shares from your JBG SMITH Direct account. We will pay all other fees in connection with the purchase of JBG SMITH shares under JBG SMITH Direct. See Questions 4 and 22 for more detailed information.
JBG SMITH shares may not be available under JBG SMITH Direct in all states. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any JBG SMITH shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS
Certain legal matters in connection with this prospectus supplement and the accompanying prospectus, including the validity of the common shares offered hereby, will be passed upon for us by Hogan Lovells US LLP.
EXPERTS
The financial statements of the Company, incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We maintain a website at https://www.jbgsmith.com. The information contained on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
We are subject to the information and reporting requirements of the Exchange Act and will file periodic reports and proxy statements and will make available to our shareholders reports containing financial information. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:
•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024;

•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on April 30, 2024;

•
our Definitive Proxy Statement filed with the SEC on March 13, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•
the description of the Company’s common shares included in its Registration Statement on Form 10-12B (File No. 001-37994) filed with the SEC on January 24, 2017, under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024 and including any other amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file after the date of this prospectus supplement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
Any statement made in this prospectus supplement or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. Exhibits to such reports and documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement. You should direct requests for those documents to:
JBG SMITH Properties
4747 Bethesda Avenue Suite 200
Bethesda, MD 20814
Attn: Investor Relations
(240) 333-3600
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at https://www.jbgsmith.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS
Common Shares, Preferred Shares, Depositary Shares,
Warrants and Rights

JBG SMITH Properties, a Maryland real estate investment trust, may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
Common shares of beneficial interest, par value $0.01 per share (the “common shares”),

•
Preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”),

•
Depositary shares representing our preferred shares,

•
Warrants to purchase our common shares, preferred shares or depositary shares representing preferred shares, and

•
Rights to purchase our common shares.

Our common shares, preferred shares, depositary shares, warrants and rights, are referred to herein collectively as the “securities.” We may offer the securities in any combination, separately, together or as units with other offered securities, in one or more separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms and conditions that may apply to the securities and the general manner in which they may be offered. The specific terms and conditions of any securities being offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.
We may sell the offered securities in one or more ways: directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers in a single offering or on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 36. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.
Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “JBGS”. On June 25, 2024, the last reported sale price of our common shares on the NYSE was $14.82 per share. Our principal executive offices are located at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814 and our telephone number is (240) 333-3600.
You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks described under “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 26, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, to the extent required, a prospectus supplement will be provided, and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information,” “Information Incorporated by Reference” and any additional information you may need before making an investment decision.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Information Incorporated by Reference” on page 42 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference may include forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 as updated by our subsequent filings under the Exchange Act.
For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider any specific risks set forth under the section entitled “Risk Factors” in any applicable prospectus supplement and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024 (the “2023 Form 10-K”), which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. If any of these risks were to occur, our business, prospects, financial condition, results of operations, cash flow, and the ability to make dividends or other distributions to our shareholders could be materially and adversely affected, the per share trading price of our common shares could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including the risk factors incorporated by reference, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements” for additional information regarding these forward-looking statements.

OUR COMPANY
JBG SMITH Properties (“JBG SMITH” or the “Company”), a Maryland real estate investment trust, owns, operates, invests in and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, D.C., most notably National Landing. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, D.C. metropolitan area. Placemaking involves strategically mixing high-quality multifamily and commercial buildings with anchor, specialty and neighborhood retail in a high density, thoughtfully planned and designed public space. Through this process, we create synergies, and thus value, across those varied uses leading to unique, amenity-rich, walkable neighborhoods that are desirable and enhance tenant and investor demand. Approximately 75.0% of our holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon.com, Inc.’s new headquarters; Virginia Tech’s under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and our deployment of 5G digital infrastructure. In addition, our third-party asset management and real estate services business provides fee-based real estate services to the legacy funds formerly organized by The JBG Companies and other third parties. Substantially all our assets are held by, and our operations are conducted through, JBG SMITH Properties LP (“JBG SMITH LP” or the “Operating Partnership”), our operating partnership. As of March 31, 2024, JBG SMITH, as its sole general partner, controlled JBG SMITH LP and owned 87.6% of its common limited partnership units (“OP Units”). JBG SMITH is hereinafter referred to as “we,” “us,” “our” or other similar terms. References to “our share” refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures.
We were organized for the purpose of receiving, via the spin-off on July 17, 2017 (the “separation”), substantially all of the assets and liabilities of Vornado Realty Trust’s Washington, D.C. segment. On July 18, 2017, we acquired the management business, and certain assets and liabilities of JBG (the “combination”). The separation and the combination are collectively referred to as the “formation transaction.”
As of March 31, 2024, our operating portfolio consisted of 41 operating assets comprising 15 multifamily assets totaling 6,318 units (6,318 units at our share), 24 commercial assets totaling 7.5 million square feet (7.2 million square feet at our share) and two wholly owned land assets for which we are the ground lessor. Additionally, we have two under-construction multifamily assets with 1,583 units (1,583 units at our share) and 18 assets in the development pipeline totaling 11.3 million square feet (9.3 million square feet at our share) of estimated potential development density. References to “our share” refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings, (iii) 49.0% interest in three commercial buildings and (iv) 9.9% interest in The Foundry, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.
Corporate Information
We are a Maryland real estate investment trust. The address of our principal executive office is 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814. The telephone number for our principal executive office is (240) 333-3600.
We also maintain a website at https://www.jbgsmith.com. Our website and the information contained therein or connected thereto is not deemed to be incorporated herein, and you should not rely on any such information in making any investment decision.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from the sale of offered securities under this prospectus for general corporate purposes, which may include paying down indebtedness, and funding our under-construction assets and future development opportunities and acquisitions. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a real estate investment trust for federal income tax purposes (a “REIT”).

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
The following is a summary of the material terms of our shares of beneficial interest that are set forth in our Articles of Amendment and Restatement of the Declaration of Trust, as amended and supplemented (the “declaration of trust”) and our Second Amended and Restated Bylaws (the “bylaws”), and also relevant provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law” or the “MRL”) and the provisions of the Maryland General Corporation Law applicable to real estate investment trusts formed under the MRL (“MGCL”). The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized shares of beneficial interest consist of 500,000,000 common shares, par value $0.01 per share, and 200,000,000 preferred shares, par value $0.01 per share. Our declaration of trust, as permitted by Maryland law, authorizes our board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares that we are authorized to issue or the number of authorized shares of any class or series. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Maryland’s statutory law governing real estate investment trusts formed under Maryland law and our declaration of trust provide that none of our shareholders will be personally liable by reason of such shareholder’s status as a shareholder for any of our obligations.

DESCRIPTION OF COMMON SHARES
Authorization and Issuance
All common shares offered by this prospectus will be duly authorized and, when issued, will be fully paid and nonassessable. As of June 24, 2024, 88,460,510 common shares were issued and outstanding.
Dividend, Distribution, Voting and Other Rights of Holders of Common Shares
The holders of common shares are entitled to receive dividends or other distributions when, if and as authorized by the board of trustees and declared by us out of assets legally available to pay dividends or other distributions, if receipt of the dividends or other distributions complies with the provisions in the declaration of trust restricting the ownership and transfer of our shares and the preferential rights of any other class or series of our shares.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our common shares and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, the holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. Generally, the holders of common shares do not have any conversion, sinking fund, redemption, appraisal or preemptive rights to subscribe to any securities. If we are dissolved, liquidated or wound up, holders of common shares will be entitled to share proportionally in any assets remaining after satisfying (i) the prior rights of creditors, including holders of our indebtedness, and (ii) the aggregate liquidation preference of any preferred shares then outstanding.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our common shares, common shares have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that we may designate and issue in the future.
Preferred Shares and Share Reclassification
Under the terms of our declaration of trust, our board of trustees may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to distributions or upon liquidation, and we are authorized to issue the newly classified shares. Prior to the issuance of shares of each class or series, the board of trustees is required by the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT Law, and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. As of the date hereof, no preferred shares are outstanding. Any preferred shares issued will be subject to ownership and transfer restrictions that are similar to the restrictions applicable to common shares (including a prohibition on owning more than 7.5% of the outstanding preferred shares of any class or series).
Power to Increase Authorized Shares and Issue Additional Common and Preferred Shares
We believe that the power of our board of trustees, without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares in any class or series that we have authority to issue, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not currently intend to do so, it could authorize us to issue additional classes or series of common shares or preferred shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our shareholders or shareholders believe that such transaction or change of control may be in their best interests.
Listing
Our common shares are listed on the NYSE and trade under the symbol “JBGS.”
REIT Qualification
Under our declaration of trust, the board of trustees may revoke or otherwise terminate our REIT election without shareholder approval if it determines that it is no longer in our best interest to continue to qualify as a REIT.
Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws
For a description of certain provisions of Maryland law and our declaration of trust and bylaws that may affect the rights and restrictions related to our common shares, see “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC.
Restrictions on Ownership
Holders of common shares will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF PREFERRED SHARES
The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.
General
Our declaration of trust provides that we may issue up to 200,000,000 preferred shares of beneficial interest, par value of $0.01 per share. As of June 25, 2024, 0 preferred shares were issued and outstanding. Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.
The rights, preferences, privileges and restrictions of any series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:
(1)
the designation and par value of the preferred shares;

(2)
the voting rights, if any, of the preferred shares;

(3)
the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

(4)
the dividend or other distribution rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(5)
whether dividends or other distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends or other distributions on the preferred shares will accumulate;

(6)
the procedures for any auction and remarketing for the preferred shares, if applicable;

(7)
the provision for a sinking fund, if any, for the preferred shares;

(8)
the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

(9)
the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

(10)
the terms and provisions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price (or manner or calculation thereof) and conversion period;

(11)
the terms under which the rights of the preferred shares may be modified, if applicable;

(12)
the relative ranking and preferences of the preferred shares as to dividend or other distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

(13)
any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to dividend or other distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

(14)
any listing of the preferred shares on any securities exchange;

(15)
if appropriate, a discussion of any additional material U.S. federal income tax considerations;

(16)
information with respect to the transfer agent, paying agent and registrar for the preferred shares, and any book-entry procedures, if applicable;

(17)
in addition to those restrictions described below, any other restrictions on the actual and constructive ownership and restrictions on transfer of the preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

(18)
any other specific terms, additional rights, preferences, privileges or restrictions of the preferred shares.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws
For a description of certain provisions of Maryland law and our declaration of trust and bylaws that may affect the rights and restrictions related to our preferred shares, see “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws.”
Transfer Agent and Registrar
JBG SMITH will select the transfer agent, registrar and dividend reimbursement agent for a series of preferred shares, which will be described in the applicable prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of preferred shares have the right to vote on any matter.
Restrictions on Ownership
Holders of preferred shares will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including distribution, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.
Withdrawal of Preferred Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends or other distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Restrictions on Ownership and Transfer.”
From and after the date fixed for redemption, all dividends or other distributions in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. Generally, the preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Shares
The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares or other preferred shares, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (c) each related preferred share shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain capital and surplus requirements.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred shares.
Neither we nor the preferred shares depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
If the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of common shares, preferred shares or depositary shares representing preferred shares. We may issue warrants separately or together with any other offered securities offered by means of this prospectus or any prospectus supplement. Warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent identified therein or in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Any prospectus supplement relating to warrants will describe the terms of the warrants, including, where applicable, the following:
(1)
the title and issuer of the warrants;

(2)
the aggregate number of the warrants;

(3)
the price or prices at which the warrants will be issued;

(4)
the currencies in which the price or prices of such warrants may be payable;

(5)
the designation, number and terms of the common shares purchasable upon exercise of the warrants;

(6)
the designation and terms of any other offered securities with which the warrants are issued and the number of such warrants issued with each offered security;

(7)
the date, if applicable, on and after which the warrants and the related common shares will be separately transferable;

(8)
the price or prices at which and currency or currencies at which the common shares purchasable upon exercise of the warrants may be purchased;

(9)
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

(10)
the minimum and maximum amount of the warrants that may be exercised at any one time;

(11)
information with respect to any book-entry procedures, if any;

(12)
if appropriate, a discussion of any additional material U.S. federal income tax considerations; and

(13)
any other material terms of the warrants, including terms, procedures and limitations relating to their exchange and exercise.

Restrictions on Ownership
Holders of warrants will be subject to the ownership restrictions set forth in our declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS
General
We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
(1)
the date for determining the shareholders entitled to the rights distribution;

(2)
the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

(3)
the aggregate number of rights being issued;

(4)
the date, if any, on and after which such rights may be transferable separately;

(5)
the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

(6)
if appropriate, a discussion of any additional material U.S. federal income tax considerations; and

(7)
any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership
Holders of rights will be subject to the ownership restrictions set forth in our declaration of trust. See “Restrictions on Ownership and Transfer.”

CERTAIN PROVISIONS OF MARYLAND LAW AND
OUR DECLARATION OF TRUST AND BYLAWS
The following description of certain provisions of Maryland law and our declaration of trust and bylaws is only a summary and does not purport to be a complete statement of the relevant provisions. The summary is qualified in its entirety by reference to these documents, which you should read (along with the applicable provisions of Maryland law) for complete information on such provisions. Our declaration of trust and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
The Board of Trustees
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees but may not be fewer than the number required by the Maryland REIT Law, which is currently one, nor, unless our bylaws are amended, more than 15, provided, however, that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our declaration of trust also provides that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.
All trustees are elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until their successors are duly elected and qualify. There is no cumulative voting in the election of trustees.
Under our bylaws, in any uncontested election of trustees, the affirmative vote of a majority of the votes cast for and against such nominee at a meeting of shareholders duly called and at which a quorum is present is required to elect a trustee. Our bylaws provide for plurality voting for contested trustee elections. Notwithstanding such vote requirement, our Corporate Governance Guidelines provide that any nominee in an uncontested election who does not receive a greater number of “for” votes than “against” votes shall promptly tender his or her offer of resignation to the board of trustees following certification of the vote. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the board of trustees the action to be taken in response to the offer, and the board of trustees shall determine whether to accept such resignation. The board of trustees shall publicly disclose its decision regarding the tendered resignation and the reasons therefor by a press release, in a Current Report on Form 8-K furnished to the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (defined as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through willful misconduct, bad faith or active and deliberate dishonesty) and only by the affirmative vote of a majority of the shares then outstanding and entitled to vote generally in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, precludes shareholders from removing incumbent trustees, except for cause and upon a majority affirmative vote, and filling the vacancies created by the removal with their own nominees.
Business Combinations
Under the Maryland Business Combination Act (the “MBCA”), a “business combination” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder is prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A business combination includes a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer, issuance or reclassification of equity securities or recapitalization. An interested shareholder is defined as:

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a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares; or

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an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder. In approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.
After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust; and

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two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if, among other conditions, the real estate investment trust’s common shareholders receive a minimum price, as defined under the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The MBCA permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.
The MBCA may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The MBCA may discourage others from trying to acquire control and increase the difficulty of consummating any offer.
As permitted by the MBCA, we have elected by resolution of our board of trustees to opt out of the MBCA. However, we cannot assure you that our board of trustees will not opt to be subject to such provisions in the future, including opting to be subject to such provisions retroactively.
Control Share Acquisitions
The Maryland Control Share Acquisition Act (the “MCSAA”) provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers or by employees who are trustees of the real estate investment trust are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A control share acquisition means the acquisition of outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the real estate investment trust to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the control shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the real estate investment trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the real estate investment trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or, if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.
The MCSAA does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the MCSAA any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws
Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust provides for approval of any of these matters by the affirmative vote of not less than a majority of all of the votes entitled to be cast on such matters. However, the partnership agreement of our Operating Partnership provides that certain extraordinary transactions will require, in addition to the consent of our shareholders, “partnership approval” from the limited partners of JBG SMITH LP, as described below under the section entitled “Partnership Agreement”.
Our bylaws provide that any provision of our bylaws may be amended, altered or repealed, and new bylaws adopted by the board of trustees or by the affirmative vote of holders of our shares representing not less than a majority of all the votes entitled to be cast on the matter.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought in our right or on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees or officers or other employees or agents to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees or officers or other employees or agents arising pursuant to any provision of the MRL or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland (and any shareholder that is a party to any action or proceeding pending in such Court shall cooperate in having the action or proceeding assigned to the Business & Technology Case Management Program), or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Advance Notice of Trustee Nominations and New Business
Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by the board of trustees or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Maryland Unsolicited Takeover Act
Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeovers Act (“MUTA”), permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board of trustees be filled only by the remaining trustees and, if its board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; or

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a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

Our declaration of trust prohibits us from electing to be subject to any provision of MUTA unless such election is first approved by our shareholders by the affirmative vote of at least a majority of the votes entitled to vote on the matter. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we vest in the board of trustees the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.
Shareholder Meetings
Our bylaws provide that annual meetings of our shareholders may only be held each year at a date, time and place determined by our board of trustees. Special meetings of shareholders may be called by the chair of our board of trustees, our chief executive officer, our president, our board of trustees and our shareholders that hold a majority of all of the votes entitled to be cast on the matter. Only matters set forth in the notice of a special meeting of shareholders may be conducted at such a meeting.
Shareholder Action by Written Consent
Under our declaration of trust and bylaws, any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if (i) a unanimous consent setting forth the action is given in writing or by electronic transmission by all shareholders entitled to vote on the matter or (ii) the action is advised and submitted to the shareholders for approval by our board of trustees and a consent in writing or by electronic transmission is given by shareholders entitled to cast not less than the minimum number of votes that would be required to take the action at a meeting of our shareholders.
Limitation of Liability and Indemnification of Trustees and Officers
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.
Our declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the trustee’s or officer’s ultimate entitlement to indemnification, to (i) any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our declaration of trust and bylaws also permit us, with the approval of the board of trustees, to indemnify and advance expenses to any person who served one of our predecessors in any of the capacities described above and to any of our employees, agents or predecessors.
Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our officers, trustees or controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy and, therefore, unenforceable. We have purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

Business Opportunities
Our declaration of trust provides that our trustees who are also trustees, officers, employees or agents of Vornado Realty Trust (“Vornado”) or any of Vornado’s affiliates (each such trustee, a “Covered Person”) shall have no duty to communicate or present any business opportunity to us, and we renounce any potential interest or expectation in, or right to be offered or to participate in, such business opportunity and waives to the maximum extent permitted from time to time by Maryland law any claim against a Covered Person arising from the fact that he or she does not present, communicate or offer any such business opportunity to us or any of our subsidiaries or pursues such business opportunity or facilitates the pursuit of such business opportunity by others; provided, however, that the foregoing shall not apply in a case in which a Covered Person is presented with a business opportunity in writing expressly in his or her capacity as our trustee. Accordingly, to the maximum extent permitted from time to time by Maryland law and except to the extent such business opportunity is presented to a Covered Person in writing expressly in his or her capacity as our trustee, (a) no Covered Person is required to present, communicate or offer any business opportunity to us and (b) any Covered Person, on his or her own behalf or on behalf of Vornado, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us.
Proxy Access
Our bylaws permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding common shares, continuously for at least three years, to nominate and include in our proxy statement for an annual meeting of shareholders, trustee nominees constituting up to the greater of two nominees or 20% of the board of trustees, provided that the shareholder(s) and the trustee nominee(s) satisfy the requirements specified in the bylaws.

PARTNERSHIP AGREEMENT
The summary of the limited partnership agreement of JBG SMITH LP, as amended and restated, is subject to and qualified in its entirety by reference to our limited partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
JBG SMITH LP, our Operating Partnership, is a Delaware limited partnership. We are the sole general partner of this partnership. As of March 31, 2024, we owned, directly or indirectly, approximately 87.6% of the common limited partnership units in our Operating Partnership. In the future, we may issue additional interests in JBG SMITH LP to third parties.
Management
Pursuant to the partnership agreement of JBG SMITH LP, we, as the general partner, have full, exclusive and complete responsibility for and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of assets, borrowings and refinancings of existing indebtedness, and the merger, consolidation, reorganization or other combination of the Operating Partnership or its subsidiaries with or into another person. No limited partner may take part in the operation, management or control of the business of our Operating Partnership by virtue of being a holder of limited partnership units.
We may not be removed as general partner of the partnership. Upon our bankruptcy or dissolution, the limited partnership shall be dissolved automatically unless, within 90 days after the entry of a final and nonappealable judgment ruling that the general partner is insolvent or a final and nonappealable order for relief against us, a majority in interest of the remaining partners consent in writing to continue the business of the partnership and to the appointment of a substitute general partner.
Fiduciary Responsibilities
The partnership agreement contains provisions that expressly limit the duties, fiduciary or otherwise, that we, as general partner, owe to the limited partners of the Operating Partnership. Any decisions or actions taken or not taken in accordance with the terms of the partnership agreement will not constitute a breach of any duty owed to the Operating Partnership or its limited partners by law or equity, fiduciary or otherwise. Pursuant to the partnership agreement, we act on behalf of the Operating Partnership and its equityholders, and on behalf of our shareholders, and generally are under no obligation to consider or give priority to the separate interests of the limited partners in the Operating Partnership (including, without limitation, the tax consequences to such limited partners) in deciding whether to cause the Operating Partnership to take (or decline to take) any actions.
Outside Activities of JBG SMITH
Substantially all of our assets consist of our ownership of limited partnership units of the Operating Partnership. The partnership agreement prohibits us from directly or indirectly entering into or conducting any material business other than in connection with the ownership, acquisition and disposition of limited partnership units of the Operating Partnership and the management of the business of the Operating Partnership. In addition, we may not, without the consent of the holders of a majority of limited partnership units (other than us and our affiliates), own assets other than limited partnership interests in the Operating Partnership and certain other permitted assets.
Transferability of Interests
General Partner
The partnership agreement provides that we may not transfer our interest as a general partner except in connection with a transaction permitted under the partnership agreement. We may not withdraw from the partnership or transfer all or any portion of our limited partnership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) except (i) in connection with a merger, consolidation or other combination with or into another person following the consummation of which the equityholders of the surviving entity are substantially identical to our shareholders, (ii) with the consent of a majority of our limited partners (excluding us and any limited partners majority owned, directly or indirectly, by us), (iii) to one or more of our controlled affiliates or (iv) in connection with an “extraordinary transaction” as described below. Upon any such transfer, the transferee will become the successor general partner under the partnership agreement.
We may not engage in a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets, or a reclassification, recapitalization or a change in outstanding shares (except for changes in par value, or from par value to no par value, or as a result of a subdivision or combination of our common shares), which we refer to collectively as an “extraordinary transaction,” unless (i) we receive “partnership approval” (as defined below) of the extraordinary transaction, in the event that partners will receive consideration for their operating partnership units as described in clause (ii) and we are required to seek approval of our shareholders of the extraordinary transaction, or if we would be required to obtain such shareholder approval but for the fact that a tender offer has been accepted by a sufficient number of shareholders to permit consummation of the extraordinary transaction without such approval, and (ii) each partner receives or has the right to receive in the extraordinary transaction cash, securities or other property for each operating partnership unit owned by such partner in the same form as, and equal to the greatest per-share amount paid to, our shareholder (or equal to a proportional amount, if the common limited partnership units (“OP Units”) are no longer redeemable for shares on a one-for-one basis).
To obtain “partnership approval,” we must obtain the consent of our limited partners (including us and any limited partners majority owned, directly or indirectly, by us) representing a percentage interest in JBG SMITH LP that is equal to or greater than the percentage of our outstanding common shares required (or, if there is no shareholder vote with respect to such extraordinary transaction because a tender offer shall have been accepted with respect to a sufficient number of our common shares to permit consummation of the extraordinary transaction without shareholder approval, the percentage of our outstanding common shares that would have been required in the absence of a tender offer) to approve the extraordinary transaction. For purposes of calculating whether this percentage interest in JBG SMITH LP has been obtained, we and any limited partners majority owned, directly or indirectly, by us will be deemed to have provided consent for our partnership units solely in proportion to the percentage of our common shares approving the extraordinary transaction (or, in the case of a tender offer, the percentage of our common shares with respect to which such tender offer shall have been accepted). The “partnership approval” requirement will be satisfied, with respect to such extraordinary transaction when the sum of (i) the percentage interest of limited partners consenting to the extraordinary transaction, plus (ii) the product of (a) the percentage of the outstanding partnership units held by us or by limited partners majority owned, directly or indirectly, by us multiplied by (b) the percentage of our outstanding common shares (or of votes cast, as the case may be) that were cast in favor of the extraordinary transaction (or with respect to which such tender offer shall have been accepted) equals or exceeds the percentage required (or that would have been required in the absence of such tender offer) for our common shareholders to approve the extraordinary transaction.
Limited Partners
The partnership agreement prohibits the transfer (including the sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition) of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion, except for (i) transfers to affiliates of the transferor limited partner, which are permissible without our consent, and (ii) transfers by an incapacitated limited partner, in which case such incapacitated limited partner may transfer all or any portion of its partnership units, and (iii) certain other permitted transfers.
The partnership agreement contains other restrictions on transfer if, among other things, that transfer would adversely affect our ability to qualify as a REIT or would subject us to any additional taxes under the Internal Revenue Code of 1986, as amended (the “Code”).
Capital Contributions
Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares as additional capital to our Operating Partnership. The general partner is authorized to cause the Operating

Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests.
The partnership agreement provides that we may make additional capital contributions, including assets, to the partnership in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our assets as if there were an actual sale of such assets at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.
The Operating Partnership could also issue preferred partnership interests in connection with the acquisitions of property or otherwise. Any such preferred partnership interests have priority over common limited partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly owned subsidiaries may own.
Redemption Rights
Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of (1) August 1, 2018, and (2) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.
Further, if we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our shareholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its unit redemption right, regardless of the length of time it has held its OP Units.
A limited partner may not exercise the unit redemption right for fewer than 1,000 OP Units or, if the limited partner holds fewer than 1,000 OP Units, all of the OP Units held by that limited partner. The redeeming partner will have no right to receive any distributions paid on or after the redemption date with respect to those OP Units redeemed.
Unless we elect to assume and perform the Operating Partnership’s obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from the Operating Partnership in an amount equal to the market value of our common shares for which the OP Units would have been redeemed if we had assumed and satisfied the Operating Partnership’s obligation by paying with our common shares, as described below. The market value of our common shares for this purpose will be equal to the closing price of our common shares on the NYSE on the first business day occurring after the 60th day following the day on which we received the redemption notice.
In our sole discretion, we may elect to assume and perform the Operating Partnership’s obligation to acquire the OP Units being redeemed in exchange for either cash in the amount specified above or a number of our common shares equal to the number of OP Units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends, other distributions or any subdivisions or combinations of our common shares.
Notwithstanding the foregoing, a limited partner may not exercise the redemption right to the extent that the delivery of common shares on the redemption date would (i) be prohibited, as determined in our sole discretion, under our declaration of trust, (ii) cause the acquisition of common shares by the limited partner to be “integrated” with any other distribution of common shares for purposes of complying with the Securities Act, (iii) would otherwise be prohibited under applicable federal or state securities laws or regulations, or (iv) would violate certain other restrictions, including those related to our intent to prevent the partnership from being treated as a “publicly traded partnership.” We may, in our sole discretion, waive these prohibitions.
Subject to certain exceptions, holders of LTIP Units (as defined below) may not exercise the redemption right for LTIP Units unless and until the LTIP Units are converted into OP Units, provided that the redemption right may not be exercised with respect to any OP Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued. In addition, subject to certain exceptions, holders of Formation Units (as defined below) and Appreciation Only LTIP Units (as defined below) may not exercise the redemption right for Formation Units or Appreciation Only LTIP Units unless and until the Formation Units or Appreciation Only LTIP Units are converted into LTIP Units that subsequently are converted into OP Units, provided that the redemption right may not be exercised with respect to any OP Unit issued upon such conversions until on or after the date that is two years after the date on which the Formation Unit or Appreciation Only LTIP Unit was issued.
Operations
The partnership agreement requires the partnership to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid the imposition of federal income and excise tax liability and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.
In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership pays all of our administrative costs and expenses. These expenses are treated as expenses of the partnership and generally include all expenses relating to our continuity of existence, all expenses relating to offerings and registration of securities, all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations, all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body and all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the partnership.
Issuance of Additional Partnership Interests
We, as general partner, are authorized to cause the partnership to issue additional limited partnership units or other partnership interests to its partners, including us and our affiliates, or other persons without the approval of any limited partners. These limited partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including limited partnership units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below.
No limited partnership unit or interest may be issued to us as general partner or limited partner unless:
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the partnership issues limited partnership units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the limited partnership units or other partnership interests issued to us and we contribute to the partnership the proceeds received by us from the issuance of such shares or other equity securities;

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we make an additional capital contribution to the partnership; or

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the partnership issues the additional limited partnership units or other partnership interests to all partners holding limited partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Compensatory Partnership Units
LTIP Units
Pursuant to the partnership agreement, the partnership may issue compensatory partnership interests in the form of LTIP units, which, in general, are a special class of limited partnership units of the partnership that are structured in a manner intended to qualify as “profits interests” for federal income tax purposes (the “LTIP Units”). LTIP Units may be subject to vesting requirements as determined prior to grant. LTIP Units subject to time-based vesting requirements are referred to by us as “Time-Based LTIP Units.” Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding OP Units beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the “Distribution Participation Date”). Net income and net loss is allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement.
The partnership maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding “Book-Up Target,” which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for common shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit the Book-Up Target of which has not been reduced to zero.
LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.
Performance-Based LTIP Units
Under the 2017 Omnibus Share Plan, as amended, participants may earn awards in the form of LTIP Units based on the achievement of certain financial goals (the “Performance-Based LTIP Units”), which may include absolute total shareholder return (which we refer to as TSR) and TSR relative to our peer group over a specified measurement period, or other performance metrics.
Performance-Based LTIP Units are valued by reference to the value of a common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date for such Performance-Based LTIP Unit in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement.
Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as “profits interests” for federal income tax purposes, meaning that, under current law, no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any deduction. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date.

Formation Units and Appreciation Only LTIP Units
“Appreciation-only” grants of interests in the Operating Partnership may be awarded to certain JBG SMITH employees and non-employee trustees. We refer to these awards granted in connection with the formation transactions as the “Formation Units” and to any of these awards that may be granted after April 2021 as “Appreciation Only LTIP Units.” “Formation Units” are a class of partnership interests in the partnership that were generally granted to certain individuals in connection with the formation transaction, and Appreciation Only LTIP Units are the same class of partnership interests in our Operating Partnership as the Formation Units. Formation Units and Appreciation Only LTIP Units are intended to qualify as “profits interests” for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award to be no less than 100% of the then-fair market value of a common share. The value of vested Formation Units and Appreciation Only LTIP Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units determined on the basis of how much the value of a common share has increased since the award date. The conversion ratio between Formation Units or Appreciation Only LTIP Units, as applicable, and OP Units, which starts out at zero, is the quotient of (i) the excess of the value of a common share on the conversion date above the per share value at the time the Formation Unit or Appreciation Only LTIP Units, as applicable, was granted over (ii) the value of a common share as of the date of conversion. This is similar to a “cashless exercise” of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Like options, Formation Units and Appreciation Only LTIP Units have a finite term over which their value is allowed to increase and during which they may be converted into LTIP Units (and in turn, OP Units). Further, Formation Units and Appreciation Only LTIP Units are subject to forfeiture if, at the end of their ten-year term, their value has not increased to the extent that is necessary for them to be converted into LTIP Units.
Because the Formation Units and Appreciation Only LTIP Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of Formation Units or Appreciation Only LTIP Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of Formation Units or Appreciation Only LTIP Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their Formation Units or Appreciation Only LTIP Units, as applicable, from other sources. However, upon conversion of Formation Units or Appreciation Only LTIP Units, as applicable, to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the Formation Units or Appreciation Only LTIP Units, as applicable, through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of Formation Units or Appreciation Only LTIP Units, as applicable, to vested LTIP Units, the holder will receive allocations of net income and net loss such that the ratio of (i) the total amount of net income or net loss with respect to each Formation Unit or Appreciation Only LTIP Units, as applicable, in such taxable year to (ii) the total amount distributed to that Formation Unit or Appreciation Only LTIP Units, as applicable, with respect to such period is equal (as nearly as practicable) to the ratio of (i) to (ii) with respect to the general partner’s OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming that the partnership makes distributions equal to or greater than its taxable income, holders of Formation Units and Appreciation Only LTIP Units, respectively, should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.
Preemptive Rights
Except to the extent expressly granted by the partnership in an agreement other than the partnership agreement, no person or entity, including any partner of the partnership, has any preemptive, preferential or other similar right with respect to additional capital contributions or loans to the partnership or the issuance or sale of any OP Units or other partnership interests.
Distributions
The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership. Unless otherwise specifically provided for in the partnership agreement (including with respect to the ranking of any units as senior in preference or in priority to other units) or in the terms established for a new class or series of partnership interests in accordance with the partnership agreement, no partnership interest is entitled to a distribution in preference to any other partnership interest. A partner will not in any event receive a distribution of available cash with respect to a limited partnership unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a common share for which that limited partnership unit has been exchanged or redeemed.
We will make reasonable efforts, as determined by us in our sole discretion and consistent with our qualification as a REIT, to cause the partnership to distribute available cash in an amount sufficient to enable us to pay shareholder dividends or other distributions that will satisfy the requirements to qualify as a REIT and to avoid any federal income or excise tax liability.
Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.
Allocations
Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder.
Amendments
Amendments to the partnership agreement may be proposed only by the general partner. The general partner has the power, subject to certain exceptions, to amend the partnership agreement without the consent of the limited partners. However, the partnership agreement may not be amended with respect to any partner adversely affected by such amendment without the consent of such limited partner if such amendment would convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a general partner, or amend certain specified sections of the partnership agreement, including the unit redemption right of the limited partners and the distribution rights of and allocations to the limited partners (except in connection with the creation or issuance of new or additional partnership interests or as otherwise permitted by the partnership agreement). In addition, certain specified sections of the partnership agreement, including restrictions on the issuance of limited partnership units and restrictions on the transfers by us of limited partnership units, may not be amended without the consent of a majority of the holders of limited partnership units (other than us and our affiliates).
Exculpation and Indemnification of the General Partner
The partnership agreement provides that none of the general partner, its affiliates nor any of their respective directors, trustees, officers, shareholders, partners, members, employees, representatives or agents (each of which we refer to as a “covered person”) will be liable to the partnership or to any of its partners as a result of errors in judgment or of any act or omission, if such covered person’s conduct did not constitute bad faith, gross negligence or willful misconduct.
In addition, the partnership agreement requires our Operating Partnership to indemnify the general partner and its trustees, officers, shareholders, partners, members, employees, representatives or agents from and against any and all claims that relate to the operations of our Operating Partnership or the general partner in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such indemnitee acted in bad faith or with gross negligence or willful misconduct.
No indemnitee may subject any partner of our Operating Partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the Operating Partnership.

Term
The Operating Partnership shall continue until it is dissolved, whether upon (i) the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership), (ii) the sale or other disposition of all or substantially all of the assets of the partnership, (iii) an election by us in our capacity as the general partner on or after January 1, 2068 or (iv) entry of a decree of judicial dissolution of the partnership.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
The Beneficial Ownership Limit
For us to maintain our qualification as a REIT under the Code, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year (except, in each case, with respect to the first taxable year for which an election to be taxed as a REIT is made). The Code defines “individuals” to include some entities for purposes of the preceding sentence. All references to a shareholder’s ownership of common shares in this section “— The Beneficial Ownership Limit” assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.
The declaration of trust contains several provisions that restrict the ownership and transfer of our shares that are designed to safeguard us against loss of our REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than 7.5% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series, including our common shares. We refer to this percentage as the “beneficial ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the beneficial ownership limit. For instance, if two shareholders, each of whom owns 6% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 12% of the outstanding common shares, which is in excess of the beneficial ownership limit. Similarly, if a shareholder who is treated as owning 6% of the outstanding common shares purchased a 50% interest in a corporation which owns 10% of the outstanding common shares, then the shareholder would be deemed to own 11% of the outstanding common shares immediately after such purchase. You should consult your tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Closely Held and General Restriction on Ownership
In addition, common shares may not be transferred if, as a result of such transfer, more than 50% in value of the outstanding common shares would be owned by five or fewer individuals or if such transfer would otherwise cause us to fail to qualify as a REIT.
The Constructive Ownership Limit
Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any shares owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the beneficial ownership limit. All references to a shareholder’s ownership of common shares in this section “— The Constructive Ownership Limit” assume application of the applicable attribution rules of the Code.
To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from constructively owning, directly or indirectly, more than 7.5% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this 7.5% ownership limit as the “constructive ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of shares may result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the beneficial ownership limit, the events other than a purchase or other transfer of shares which may result in share ownership in excess of the constructive ownership limit may differ from those which may result in share ownership in excess of the beneficial ownership limit. You should consult your tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Automatic Transfer to a Trust If the Ownership Limits Are Violated
The declaration of trust provides that a transfer of shares of any class or series that would otherwise result in ownership, under the applicable attribution rules of the Code, of shares in excess of the beneficial ownership limit or the constructive ownership limit would cause our shares of beneficial interest to be beneficially owned by fewer than 100 persons, would result in us being “closely held” (within the meaning of Section 856(h) of the Code) or would otherwise cause us to fail to qualify as a REIT, will be void and the purported transferee will acquire no rights or economic interest in the shares. In addition, our declaration of trust provides that, if the provisions causing a transfer to be void do not prevent a violation of the restrictions mentioned in the preceding sentence, the shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the beneficial ownership limit or the constructive ownership limit, or that would cause us to be “closely held” or otherwise fail to qualify as a REIT, will be automatically transferred to one or more charitable trusts (each, a “charitable trust”) for the benefit of one or more charitable beneficiaries, appointed by us, effective as of the close of business on the business day prior to the date of the relevant transfer.
Shares held in a charitable trust will be issued and outstanding shares. Pursuant to our declaration of trust, the purported transferee will have no rights in the shares held in a charitable trust and will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will have no right to vote or other rights attributable to the shares held in the charitable trust. Instead, our declaration of trust provides that the trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, to be exercised for the exclusive benefit of the charitable beneficiary. Under our declaration of trust, any dividend or other distribution paid prior to the discovery by us that the shares have been transferred to the charitable trust shall be paid by the holder of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Maryland law, the trustee of the charitable trust has the authority (i) to rescind as void any vote cast by a purported transferee prior to the discovery by us that the shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Under our declaration of trust, within 20 days of receiving notice from us that shares have been transferred to the charitable trust, the trustee of the charitable trust shall sell the shares held in the charitable trust to a person or persons, designated by the trustee, whose ownership of the shares will not violate the restrictions on ownership and transfer noted above. Upon such sale, our declaration of trust provides that the interest of the charitable beneficiary in the shares sold terminates and the trustee of the charitable trust is required to distribute the net proceeds of the sale to the purported transferee and to the charitable beneficiary as follows: the purported transferee will receive the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not purchase the shares for the market price (as defined in our declaration of trust) in connection with the event causing the shares to be held in the charitable trust, the market price of the shares on the date of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The trustee of the charitable trust may reduce the amount payable to the purported transferee by the amount of dividends and distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be paid immediately to the charitable beneficiary. If, prior to the discovery by us that common shares have been transferred to the charitable trust, such shares are sold by a purported transferee, then (1) such shares shall be deemed to have been sold on behalf of the charitable trust and (2) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee would have been entitled to receive if such shares had been sold by the charitable trust, such excess shall be paid to the trustee upon demand.
Our declaration of trust provides that any shares transferred to the charitable trust are deemed to have been offered for sale to us, or our designee. The price at which we, or our designee, may purchase the shares transferred to the charitable trust will be equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not purchase the shares for the market price in connection with the event causing the shares to be held in the charitable trust, the market price of the shares on the date of the event causing the shares to be held in the charitable trust and (ii) the market price of the shares on the date that we, or our designee, accepts the offer. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee and the trustee will distribute any dividends or other distributions held by the trustee with respect to such shares to the beneficiary.
We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions that have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Our right to accept the offer described above exists for as long as the charitable trust has not otherwise sold the shares held in trust.
In addition, if our board of trustees determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares described above, the board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Other Provisions Concerning the Restrictions on Ownership
Our board of trustees, in its sole discretion, may prospectively or retroactively exempt persons from the beneficial ownership limit and the constructive ownership limit and increase or decrease the beneficial ownership limit and constructive ownership limit for one or more persons, if in each case the board of trustees obtains such representations, covenants and undertakings as the board of trustees may deem appropriate in order to conclude that such exemption or modification will not cause us to lose our status as a REIT. In addition, the board of trustees may require such opinions of counsel, affidavits, undertakings or agreements or a ruling from the Internal Revenue Service as it may deem necessary or advisable in order to determine or ensure our status as a REIT, and any such exemption or modification may be subject to such conditions or restrictions as the board of trustees may impose.
The foregoing restrictions on transfer and ownership will not apply if the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.
All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 1.0% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of any class or series must give a written notice to us containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to us upon demand any information that we may request, in good faith, to determine our status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.
The transfer and ownership restrictions described above may have the effect of precluding acquisition of control of us unless our board of trustees determines that maintenance of REIT status is no longer in our best interests or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the offered securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an “at the market offering,” or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters or dealers acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Our common shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve cross transactions) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. We may also effect a distribution of the securities pursuant to this prospectus through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.
We may also enter into hedging transactions. For example, we may: (i) enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions; (ii) sell securities short and redeliver such shares to close out our short positions; (iii) enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or (iv) loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.
Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of the Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of the Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.
Our common shares are listed on the NYSE under the symbol “JBGS.” Any new securities that issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
A summary of material U.S. federal income tax consequences to you as a prospective holder of our securities is set forth under the header “Material U.S. Federal Income Tax Consequences” in Item 9B of our 2023 Form 10-K, and such summary is incorporated by reference in and supplemented by this prospectus. As discussed under the caption “Incorporation of Certain Information by Reference,” we will incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We expect that future SEC filings under the Exchange Act will include summaries of material U.S. federal income tax consequences that will supersede and replace entirely all earlier such summaries.
The summary of material U.S. federal income tax consequences incorporated by reference is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares, preferred shares and depositary shares, as well as our warrants and rights that we may issue. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the securities.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the common shares offered hereby and certain tax matters, will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of the Company, incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We maintain a website at https://www.jbgsmith.com. The information contained on, or otherwise accessible through, our website does not constitute a part of this prospectus or any prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
We are subject to the information and reporting requirements of the Exchange Act and will file periodic reports and proxy statements and will make available to our shareholders reports containing financial information. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:
•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on April 30, 2024;

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our Definitive Proxy Statement filed with the SEC on March 13, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•
the description of the Company’s common shares included in its Registration Statement on Form 10-12B (File No. 001-37994) filed with the SEC on January 24, 2017, under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024 and including any other amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus additional documents that we may file after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Exhibits to such reports and documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. You should direct requests for those documents to:
JBG SMITH Properties
4747 Bethesda Avenue, Suite 200,
Bethesda, MD 20814
Attn: Investor Relations
(240) 333-3600
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at https://www.jbgsmith.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or prospectus supplement or the registration statement of which it forms a part.

2,000,000 Common Shares of Beneficial Interest
PROSPECTUS SUPPLEMENT
offered to shareholders
and other interested investors
solely in connection with the
DIVIDEND REINVESTMENT
AND SHARE PURCHASE PLAN
June 26, 2024